SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - July 24, 2014
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)    On July 24, 2014, the Board of Directors (the “Board”) of AK Steel Holding Corporation (the “Company”) expanded its number of authorized directors from eleven to twelve and elected Ms. Sheri H. Edison as a director of the Company, effective August 1, 2014.

Ms. Edison currently is the Vice President, General Counsel, and Secretary of Bemis Company, Inc., a manufacturer of packaging products and pressure sensitive materials.

Ms. Edison will be compensated in accordance with the Company’s standard compensation policies and practices for the Board, the components of which were disclosed in the Company’s Proxy Statement for its 2014 Annual Meeting of Stockholders dated April 21, 2014. That disclosure, however, is subject to the following update: on July 24, 2014, the Board approved a $5,000 increase to the cash component of the annual Board retainer fee, from $60,000 to $65,000, and a $15,000 increase in the restricted stock unit (“RSU”) component of the annual Board retainer fee, from $90,000 to $105,000. These changes are effective as of August 1, 2014. Ms Edison also will be granted RSUs upon the effectiveness of her election to the Board on August 1, 2014. The number of the RSUs will be determined based upon the value of the Company’s stock as of that date and will be in an amount equivalent to $30,000.

Ms. Edison has not yet been appointed to any committees of the Board.

On July 25, 2014, the Company issued a press release announcing the election of Ms. Edison, a copy of which is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		99.1	Press Release issued on July 25, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn
David C. Horn
Secretary

Dated: July 25, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on July 25, 2014